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                                                                   Exhibit 10.1


                              SUBCONTRACT AGREEMENT

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SUBCONTRACTOR:                       SUBCONTRACT #: 4400044016
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ISIS PHARMACEUTICALS                 MODIFICATION: BASIC
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ADDRESS:                             SUBPROJECT #: MDA972-00-C-0053
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2922 FARADAY AVENUE                  DPAS RATING: TBD
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CARLSBAD, CA 92008                   TYPE: TIME AND MATERIAL/ LABOR HOUR
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                                     NOT-TO-EXCEED VALUE: $8,928,147.00
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                                  INTRODUCTION

This Subcontract Agreement, effective 20 July 2001 is made between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (hereinafter known as "Buyer"), a Delaware corporation with principal offices in San Diego, California, and ISIS PHARMACEUTICALS, INC. (hereinafter known as "Seller"), a corporation with principal offices in Carlsbad, CA. The effort to be performed by Seller under this Subcontract will be part of Buyer's Prime Contract No. MDA972-00-C-0053 that has been issued by DARPA. The work, defined in Attachment I (Statement of Work and Schedule) will be performed on a Labor Hour basis, in accordance with Schedule A (Specific Terms and Conditions), and any referenced document in section 17.0 of this agreement.

                                   SCHEDULE A
                          SPECIFIC TERMS AND CONDITIONS

1.0        PERIOD OF PERFORMANCE
The period of performance for this Subcontract is 21 May 2001 through 30 September 2003, unless amended in writing by mutual agreement of the parties. Seller is not obligated to continue work or provide services and Buyer is not obligated to compensate Seller for expenses incurred or commitments made before or after these dates. Any costs incurred after this period may be disallowed and not be reimbursed by SAIC or the U.S. Government.

Allowable and allocable pre-contract costs incurred as of 14 May 2001 shall be considered for reimbursement in accordance with FAR Part 31.

1.1      LABOR RATES
Following are Seller's hourly labor rates that will be effective through the period of performance of this Subcontract:

LABOR CATEGORY           LABOR RATE           LABOR CATEGORY               LABOR RATE
--------------           ----------           --------------               ----------
Genomic Executive        $395.09 per hour     MS Sr. Scientist             $129.20 per hour
Genomic Sr. Scientist    $129.20 per hour     MS Asst. Scientist I         $129.20 per hour
Genomic Scientist        $112.15 per hour     MS Asst. Scientist II        $216.30 per hour
Database Executive       $395.09 per hour     Robotics Scientist           $112.15 per hour
MS Executive             $395.09 per hour     Robotics Asst. Scientist     $216.30 per hour
                                              PCR Sr. Scientist            $129.20 per hour

These hourly rates shall remain fixed for the period of performance of this subcontract agreement and are for personnel that are comparable to the level of experience and education provided in the resumes for proposed personnel as identified in Attachment III.

1.2        FUNDING
This Subcontract may be incrementally or fully funded. The Subcontract Ceiling Price of $8,928,146 is currently funded in the amount of $1,839,422.00, which is anticipated to cover expenses through 30 November, 2001. Unless amended in writing by mutual agreement of the parties, Seller is not

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obligated to incur expenses or make commitments in excess of this amount and
Buyer is not obligated to compensate Seller beyond the amount stated.

1.3       INSPECTION
All materials furnished and services performed pursuant hereto shall be subject to inspection and test by buyer and its agents and by its customers at all times and places, including the period of performance, and in any event before acceptance. In the event that material furnished or services supplied are not performed in accordance with the specifications and instructions of Buyer, Buyer may require Seller to replace or correct services or materials. The cost of replacement or correction shall be determined under the Payment clause of this subcontract, but the "hourly rate" for labor hours incurred in the replacement or correction shall be reduced to exclude that portion of the rate attributable to profit. If the Seller fails to proceed with reasonable promptness to perform required replacement or correction, and if the replacement or correction cannot be performed within the Not-To-Exceed price, the Buyer may terminate the subcontract for default.

1.4       INVOICES
Invoices shall be prepared in duplicate and contain the following information; subcontract number, subproject number, labor categories, hourly rates, labor hours, extended totals by category, material and other direct costs detail shall be separated from labor costs. Invoices will be mailed to:

        Science Applications International Corporation
        Attention: John M Sterling
        10260 Campus Point Dr. Bldg. C.
        San Diego, CA. 92121

Invoices shall clearly reference a unique invoice number on each invoice, period of incurred costs, and the date of the invoice. Invoices shall include the "Amount Previously Billed," the "Amount of this invoice." the "Withhold Amount", and the "Total Amount Billed to Date" for each labor category. Seller shall submit invoices for the full amount stating the amount of withhold/retention for each line item billed

Example:                       Line Item 1  $10.000
                             Less withhold  $ 1.000
                                             ------
                         Total Amount Owed  $ 9.000

Invoices shall be signed and dated by the cognizant Contractual Representative of the Seller, verifying the costs included are correct. The following statement will be executed for all invoices whose billing rates are based on fixed hourly rates tied to labor categories that contain minimum education and experience qualifications for assigned personnel:

"I have reviewed the qualifications of the individuals whose labor costs are being invoiced hereunder and hereby confirm that all individuals meet the labor category requirements for the specific labor categories for which his or her work is being billed."

Submitted invoices should be accompanied with an updated version of the Attachment 2 - "Funding Expense Report". This updated document should reflect the fiscal status of the program for the date of the submitted invoice.

1.5        PAYMENT
The Buyer shall pay the Seller upon the submission of invoices approved by the Buyer as follows:

 (a) HOURLY RATE. The amounts shall be computed by multiplying the appropriate hourly rates in Section 1.1 by the number of direct labor hours performed. Invoices may be submitted once each month to the Buyer. The Seller shall substantiate invoices by evidence of actual payment and by individual daily job time cards, or other substantiation approved by the Buyer. The Buyer shall pay the invoice within 30

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days after approval by Buyer. The Buyer may withhold 5 percent of the amount due until contract close-out. Overtime rates are not authorized unless negotiated and approved by Buyer.

 (b) MATERIALS AND OTHER DIRECT COSTS. Material and other direct costs, such as travel, will be reimbursed on an actual cost basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Where materials are withdrawn from inventories, cost must be determined in accordance with proper accounting practices consistently followed by Seller. Seller shall support all material cost claims by submitting invoices, storeroom requisitions, expense reports, or other substantiation acceptable to Buyer. Reasonable and allocable materials handling costs may be included in the charge for material at cost to the extent they are clearly excluded from hourly rates. The material handling cost shall be 15% of direct material and other direct costs.

 (c) TOTAL COST. It is estimated that the total cost to the Buyer for the performance of this subcontract shall not exceed the ceiling price. The Seller agrees to use its best efforts to perform the work within the ceiling price. If at any time the Seller has reason to believe that the total price to the Buyer will be substantially greater or less than the ceiling price, the Seller shall notify the Buyer and provide a revised estimate for performing the work.

1.6        AUDIT
At any time before final payment the Buyer may request and perform an audit of the invoices and substantiating material. Each payment previously made shall be subject to reduction to the extent of amounts that are found by the Buyer not to have been properly payable in accordance with the payment terms of this subcontract. Audit will include, but not be limited to, individual daily job time cards, invoices for material, storeroom requisitions, expense reports, and other substantiation supporting invoiced amounts.

1.7       WARRANTY

Seller represents and warrants (1) that the rates charged for the goods and/or services purchased pursuant hereto shall be no higher than Seller's current rates to any other customer for the same quality and quantity of such goods or services; (2) that all goods and services delivered pursuant hereto will be new, unless otherwise specified, and free from defects in material and workmanship;
(3) that all goods and services will conform to applicable specifications, drawings, and standards of quality and performance, and that all items will be free from defects in design and suitable for their intended purpose; (4) that the goods covered by this order are fit and safe for consumer use, if so intended. All representations and warranties of Seller together with its service warranties and guarantees, if any, shall run to Buyer and Buyer's customers. The foregoing warranties shall survive any delivery, inspection, acceptance, or payment by Buyer.

1.8       BURN RATE NOTIFICATION
In recognition that the number of monthly labor hours may fluctuate in the actual performance of work required, Seller shall provide written notification to Buyer's authorized Contractual Representative during the first month and all subsequent months whenever the cumulative total labor hours or the current monthly labor hours are being expended at an accelerated rate. An accelerated rate for cumulative total labor hours consists of expending cumulative total labor hours in amounts that are at least 10% higher than those hours that would be performed based upon an even burn rate of hours through the entire period of performance. An accelerated rate for current monthly labor hours consists of expending current labor hours that are at least 15% higher than those called for in this subcontract assuming an even burn.

2.0       TECHNICAL AND CONTRACTUAL REPRESENTATIVES
The following authorized representatives are hereby designated for this
Subcontract:


          Seller:                              Buyer:

          Technical: Rich Griffey              Technical: Dave Robbins

          Contractual: Dave Ecker              Contractual: John Sterling

2.1       CONTACTS

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Contacts with Buyer that affect the subcontract prices, schedule, statement of work, and subcontract terms and conditions shall be made with the authorized contractual representative. No changes to this Subcontract shall be binding upon Buyer unless incorporated in a written modification to the Subcontract and signed by Buyer's contractual representative.

2.2       CHANGES
Buyer may, by written notice to Seller at any time before completion of this subcontract, make changes within the general scope of this subcontract in anyone of the following: (a) drawings, designs, or specifications; (b) quantity; (c) delivery; (d) method of shipment or routing; and (e) make changes in the amount of Buyer furnished property. If any such change causes a material increase or decrease in any hourly rate or the not-to-exceed price, or the time required for the performance of any part of the work under this subcontract, the Buyer shall make an equitable adjustment in the hourly rates or delivery schedule, or both, and shall modify the subcontract not-to-exceed price. As a condition precedent to any equitable adjustment, the Seller must notify Buyer in writing of any request for adjustment within twenty (20) days from the date Seller receives notice from Buyer of a change, or from the date of any act of Buyer that Seller considers to constitute a change. Failure to agree to any adjustment shall be a dispute under the Disputes clause of this subcontract. However, Seller shall proceed with the work as changed without interruption and without awaiting settlement of any such claim.

3.0      DISCLOSURE
Seller shall not disclose information concerning work under this Subcontract to any third party, unless such disclosure is necessary for the performance of the subcontract effort. No news releases, public announcement, denial or confirmation of any part of the subject matter of this Subcontract or any phase of any program hereunder shall be made without prior written consent of Buyer. The restrictions of this paragraph shall continue in effect upon completion or termination of this Subcontract for such period of time as may be mutually agreed upon in writing by the parties. In the absence of a written established period, no disclosure is authorized. Failure to comply with the provisions of this Clause may be cause for termination of this subcontract.

4.0        IP RIGHTS
Subject to the rights reserved to the U.S. Government under the referenced FAR's, Isis will retain all rights, including commercial rights, to any technology, software and inventions created by Isis during the performance of this Subcontract Agreement ("ISIS Technology"). Inventorship of any invention created hereunder will be determined in accordance with U.S. Patent Law, including joint inventorship, if any, between SAIC and Isis. The ISIS Technology disclosed to SAIC hereunder is disclosed solely for use in performance of SAIC's obligations to the U.S. Government under Prime Contract MDA972-00-C-0053. Any other use of Isis Technology by SAIC, including the pursuit of commercial opportunities, will be subject to separate agreements.

5.0        ASSIGNMENTS AND SUBCONTRACTS
This Subcontract is not assignable and shall not be assigned by Seller without the prior written consent of Buyer. Further, Seller agrees to obtain Buyer's approval before subcontracting this order or any substantial portion thereof; provided, however, that this limitation shall not apply to the purchase of standard commercial supplies or raw materials.

6.0        INSURANCE
Without prejudice to Seller's liability to indemnify Buyer as stated in the INDEMNIFICATION provision of this Agreement, Seller shall procure, at its expense, and maintain for the duration of the Agreement, the insurance policies described below with financially responsible insurance companies, reasonably acceptable to Buyer, with policy limits not less than those indicated below. Notwithstanding any provision contained herein, the Seller, and its employees, agents, representatives, consultants and lower-tier subcontractors and suppliers, are not insured by Buyer, and are not covered under any policy of insurance that Buyer has obtained or has in place.

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Special Provisions Applicable to Seller's Insurance coverage:

1. ADDITIONAL INSURED -Seller shall have all policies, except Workers' Compensation and Employer's Liability, endorsed to name Buyer as an Additional Insured with respect to the work to be performed by the Seller.

2. WAIVER OF SUBROGATION -Seller shall have all policies endorsed to waive the insurer's rights of subrogation in favor of Buyer.

3. DEDUCTIBLES -Subject to the reasonable review and approval of Buyer, the Seller may arrange deductibles or self-insured retention's as part of the required insurance coverage's. However, it is expressly agreed that all deductibles or self-insured retention's are the sole responsibility of the Seller.

4. ADEQUACY OF INSURANCE LIMITS -The insurance coverage limits stated below are minimum coverage requirements, not limits of liability, and shall not be construed in any way as Buyer's acceptance of responsibility of the Seller.

5. CERTIFICATES OF INSURANCE - Prior to commencement of any work under this Agreement, the Seller shall furnish Buyer with Certificates of Insurance, in a format acceptable to Buyer, evidencing the insurance coverage required in this Agreement and containing the following information:

         a. Identify Buyer as an "Additional Insured" with respect to all policies except Workers' Compensation and employers' liability.

         b. State that all policies have been endorsed to waive subrogation in favor of Buyer.

         c. State that the underwriters agree to provide Buyer with at least 30 days prior written notice of any cancellation.

6.1        COVERAGE
A. WORKERS' COMPENSATION -Insurance for statutory obligations imposed by law including, where applicable, coverage under United States Longshoremen's and Harbor Workers' Act and Jones Act. (If applicable, Defense Base Act for those employees working on a U.S. Military installation outside of the United States).
B. EMPLOYERS LIABILITY -Insurance with limits of $1,000,000 for bodily injury by accident and $1,000,000 for bodily injury by disease, including, if applicable, maritime coverage endorsement.
C. COMMERCIAL GENERAL LIABILITY -(Standard ISO occurrence form) full fire legal liability and contractual liability, with a per occurrence limit of $1,000,000.

D. BUSINESS AUTO LIABILITY -Coverage for bodily injury and property damage liability for all owned, hired or non-owned vehicles, with an each accident limit of $1,000,000.

E. Coverage: Products/Completed Operations Coverage- (Claim Made Form)- Limits of $1,000,000 per occurrence and $1,000,000 annual aggregate.

F. PROFESSIONAL LIABILITY -$1,000,000 per occurrence and aggregate providing coverage for claims arising out of the performance of professional services, resulting from any error, omission or negligent act of the Seller.

7.0        INDEMNIFICATION
(a) Seller shall indemnify and save Buyer harmless from and against any and all liability for injury to persons or property occasioned wholly or in part by an act or omission of Seller, its lower-tier subcontractors, agents, or employees, including any and all expense, legal or otherwise, incurred by Buyer in the defense of any claim or suit arising out of the work done under this Subcontract. Such damages include but are not limited to injury or death of persons (including employees of Seller), loss of or damage to property (including loss of use thereof), and economic loss, including lost profit or opportunity, pollution, and environmental impairment, and natural resource damages.

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(b) Buyer shall promptly notify Seller of any claim against Buyer that is covered by this indemnification provision and shall authorize representatives of Seller to settle or defend any such claim or suit and to represent Buyer in, or to take charge of, any litigation in connection therewith.

8.0       INFRINGEMENT INDEMNITY
(a) In lieu of any warranty by Buyer or Seller against infringement, statutory or otherwise, it is agreed that Seller shall defend, at its expense, any suit against Buyer or its customers based on a claim that any item furnished under this order or the normal use or sale thereof infringes any U.S. Letters patent or copyright, and shall pay costs and damages finally awarded in any such suit, provided that Seller is notified in writing of the suit and given authority, information, and assistance at Seller's expense for the defense of same. If the use or sale of said item is enjoined as a result of such suit, Seller, at no expense to Buyer, shall obtain for Buyer and its customers the right to use and sell said item or shall substitute an equivalent item acceptable to Buyer and extend this patent indemnity thereto.

(b) Notwithstanding the foregoing paragraph, when this order is performed under the Authorization and Consent of the U.S. Government to infringe U.S. Patents, Seller's liability for infringement of such Patents in such performance shall be limited to the extent of the obligation of Buyer to indemnify the U.S. Government.

9.0      PROPRIETARY INFORMATION, TOOLS, MATERIALS, ETC.
(a) Seller agrees it will keep confidential and not use any material, jigs, dies, fixtures, molds, patterns, taps, gauges, other equipment, designs, sketches, specifications, drawings, computer programs and software, or other data or information furnished by Buyer for any purpose whatsoever other than as herein specified, including but not limited to the manufacture of large quantities, without prior written consent of Buyer. All materials, jigs, dies, fixtures, molds, patterns, taps, gauges, other equipment, designs, sketches, specifications, drawings, computer programs and software, or other data or information furnished by Buyer, whether loaned to Seller or fabricated, manufactured, purchased, or otherwise acquired by Seller for the performance of this Subcontract and specifically charged to Buyer are the property of Buyer. They are to be marked for identification as Buyer may designate, and upon completion or termination of this Subcontract shall be returned to Buyer in good condition, reasonable wear only excepted, together with all spoiled and surplus material, unless otherwise directed in writing by Buyer. Seller agrees to replace, at its expense, all such items not so returned. Seller shall make no charge for any storage, maintenance or retention of such property of Buyer. Seller shall bear all risk of loss for all of Buyer's property in Seller's possession.

(b) If Buyer furnishes any material for fabrication hereunder, Seller agrees:
(i) not to substitute any other material in such fabrication without Buyer's prior written consent, (ii) that title to such material shall not be affected by incorporation in or attachment to any other property; and (iii) to state and warrant on its packing sheet and invoice for final parts: "All materials furnished by Buyer on this order (except that which becomes normal industrial waste or was replaced at Seller's expense) has been returned in the form of parts or held as unused material for Buyer's disposition."

10.0       DISPUTES
Any dispute not disposed of in accordance with the "Disputes Clause" of Schedule B, if any, shall be determined in the following manner.

    (a) Buyer and Seller agree to enter into Negotiation to resolve any dispute. Both parties agree to negotiate in good faith to reach a mutually agreeable settlement within a reasonable amount of time.

    (b) If negotiation is unsuccessful, Buyer and Seller agree to enter into binding Arbitration. The American Arbitration Association (AAA) Commercial Arbitration Rules (most recent edition) are to govern this Arbitration. The Arbitration shall take place in the County of San Diego, State of California. The Arbitrator shall be bound to follow the applicable subcontract provisions and

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California law in adjudicating the dispute. It is agreed by both parties that the Arbitrator's decision is final, and that no party may take any action, judicial or administrative, to overturn this decision. The judgment rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

Pending any decision, appeal or judgment referred to in this provision or the settlement of any dispute arising under this Subcontract, Seller shall proceed diligently with the performance of this Subcontract.

11.0       DEFAULT
(a) The Buyer may, by written notice of default to the Seller, terminate the whole or any part of this Subcontract in anyone of the following circumstances:
(i) if Seller fails to make progress in the work so as to endanger performance delivery of the supplies or to perform the services within the time specified herein or any extension thereof; or (ii) if Seller fails to perform any of the other provisions of this Subcontract in accordance with its terms, and in either of these two circumstances does not cure such failure within a period of 10 days (or such longer period as Buyer may authorize in writing) after receipt of notice from the Buyer specifying such failure; or (iii) Seller becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits in writing its inability to pay its debts as they become due.

(b) If this Subcontract is so terminated, Seller shall submit a final termination settlement proposal to the Buyer. The Seller shall submit the proposal promptly but no later than six (6) months from the effective date of the termination. If Seller fails to submit the proposal within the time allowed, the Buyer may determine the amount, if any, due the Seller because of the termination. The amount will be determined as follows; (i) An amount for direct labor hours determined by multiplying the number of direct labor hours expended before the effective date of termination by the hourly rates, less profit, in the Schedule, less any hourly rate payments already made to the Seller; (ii) An amount for material expenses incurred before the effective date of termination, not previously paid to the Seller. Buyer may procure or otherwise obtain, upon such terms and in such manner as Buyer may deem appropriate, supplies or services similar to those terminated, Seller, subject to the exceptions set forth below, shall be liable to Buyer for any excess costs of such similar supplies or services.

(c) Seller shall transfer title and deliver to Buyer, in the manner and to the extent requested in writing by Buyer at or after termination such complete articles, partially completed articles and materials, parts, tools, dies, patterns, jigs, fixtures, plans, drawings, information and contract rights as Seller has produced or acquired for the performance of the terminated part of this Subcontract, and Buyer will pay Seller the contract price for complete articles delivered to and accepted by Buyer and the fair value of the other property of Seller so requested and delivered.

(d) Seller shall continue performance of this Subcontract to the extent not terminated. Buyer shall have no obligations to Seller with respect to the terminated part of this Subcontract except as herein provided. In case of Sellers default, Buyer's rights as set forth herein shall be in addition to Buyer's other rights although not set forth in this Subcontract.

(e) Seller shall not be liable for damages resulting from default due to causes beyond the Seller's control and without Seller's fault or negligence, provided, however, that if Seller's default is caused by the default of a subcontractor or supplier, such default must arise out of causes beyond the control of both Seller and subcontractor or supplier, and without the fault or negligence of either of them and, provided further, the supplies or services to be furnished by the subcontractor or supplier were not obtainable from other sources.

12.0      YEAR 2000 WARRANTY
(a) Subcontractor/Supplier warrants that each hardware, software and firmware product delivered under this contract shall be able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. If the contract requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system.

(b) To the extent that services are provided hereunder, such services shall be professional in nature, consistent with best practices in the industry, and reasonably calculated to achieve the Year 2000 functionality of the information technology to which they relate.

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(c) The remedies available to SAIC under this Year 2000 Warranty shall include the Subcontractor's/Supplier's prompt repair, correction or replacement, at no charge to SAIC, of any non-compliant hardware, software and/or firmware items and associated documentation supplied under this Subcontract, or the re-performance of services rendered. Nothing in this Year 2000 Warranty shall be construed to limit any rights or remedies which SAIC or its customers may have under this Subcontract with respect to any defects other than Year 2000 performance.

(d) These warranty provisions shall inure to the benefit of, and shall be assignable to, SAIC's Customers.

13.0       EXPORT CONTROL
Seller must certify that all Seller's employees working on this program are either U.S. citizens, have a valid green card, have been granted political asylum in accordance with 8 U.S.C. 1324b(a)(3), or are working under the appropriate export license.

United States export control laws and regulations prohibit Buyer from granting access to military-related technology, data or commodities without a special U.S. export license to foreign nationals who are not U.S. citizens, not lawfully admitted to the U.S. for permanent residence, nor have been granted political asylum in accordance with 8 U.S.C. 1324b(a)(3). Export control regulations also prohibit Seller from allowing such foreign nationals access without a license to many kinds of "dual-use" technology or goods, (i.e. principally commercial items) which have strategic or military potential.

14.0       SUBCONTRACT CLOSEOUT
Within sixty (60) calendar days after the end of the period of performance for the services to be procured herein, as described in the Attachment I Statement of Work and the satisfactory completion of which shall be solely determined by Buyer, Buyer will issue to Seller a Subcontract Closeout Package. The Package will include, as applicable, Subcontractor Release of Claims; Subcontractor's Assignment of Refunds, Rebates, Credits, and Other Amounts; Subcontract Patents Report; and any other documentation or request for information considered necessary by Buyer to closeout this Subcontract Agreement.

Seller agrees to submit all information all documentation required by the Subcontract Closeout Package within thirty (30) calendar days of the date of the Package. The parties further agree if the information and documentation submitted by Seller is found acceptable by Buyer, with or without negotiations (the necessity for which shall be solely determined by Buyer), to be bound by Seller's closeout submission as the final agreement between the parties with respect thereto.

In the event Seller fails to submit the required closeout information and documentation in a timely manner, such failure shall constitute Seller's express agreement that the amounts paid to date by Buyer pursuant to this Agreement, as determined by Buyer's records, constitute the full, complete and final extent of Buyer's financial obligation to Seller, that Seller does forever fully and finally remise, release, and discharge Buyer, its officers, agents and employees, of and from any and all liabilities, obligations, claims, and demands whatsoever arising under or relating to this Subcontract Agreement, and that Seller expressly authorizes Buyer to rely on the foregoing representations and release in connection with Buyer's closeout of or other actions taken with respect to Buyer's contract with the Government.

15.0       GENERAL RELATIONSHIP
The Subcontractor is not an employee of SAIC for any purpose whatsoever. Seller agrees that in all matters relating to this Subcontract it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Subcontract. Seller shall have no right, power or authority to create any obligation, expressed or implied, on behalf of Buyer and/or the Government and shall have no authority to represent Buyer as an agent.

16.0       NON-WAIVER OF RIGHTS
The failure of Buyer to insist upon strict performance of any of the terms and conditions in the Subcontract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity

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in whole or in part of any term or condition of this subcontract shall not affect the validity of other parts hereof.

17.0       APPLICABLE STATE LAW AND COMPLIANCE
This Subcontract shall be governed by and construed in accordance with the laws of the State of California. Seller agrees to comply with the applicable provisions of any federal, state or local law or ordinance and all orders, rules and regulations issued there under.

18.0       ORDER OF PRECEDENCE
1. Attachment I: Statement of Work and Schedule dated 14 October, 2001.
2. Schedule A: Specific Terms and Conditions Form 9-932-025 (8/01).
3. Schedule B Part I: U.S. Government Terms and Conditions Form 9-932-031
   (7/00).
4. Schedule B Part II: Contract Clauses Form 9-932-035 (11/00)
5. U.S. Government Property Enclosure
6. Attachment 2: Funding Expense Report
7. Attachment III: Seller Personnel Resumes

18.0       ENTIRE AGREEMENT

The parties hereby agree that this Subcontract, including all documents incorporated herein by reference, shall constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any and all prior or contemporaneous representations, agreements or understandings of any kind, whether written or oral, relating to the subject matter hereof.

In witness whereof, the duly authorized representatives of Buyer and the Seller have executed this Subcontract on the Dates shown.

SELLER:                             BUYER:

                                    Science         Applications   International
  ISIS PHARMACEUTICALS              Corporation
----------------------------------  --------------------------------------------
(Company Name)


By: /s/ DAVID J. ECKER              By: /s/ JOHN M. STERLING  10/25/01
----------------------------------  --------------------------------------------
(Signature                          (Signature
Date)              10-25-01         Date)

Name:   David J. Ecker              Name: John M. Sterling
----------------------------------  --------------------------------------------
(Type or Print)                     (Type or Print)

Title:           President          Title:  Senior Subcontract  Administrator
----------------------------------  --------------------------------------------
Ibis

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